UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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TEXAS INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

SHAMROCK ACTIVIST VALUE FUND, L.P.

SHAMROCK ACTIVIST VALUE FUND IV, L.P.

SHAMROCK ACTIVIST VALUE FUND GP, L.L.C.

SHAMROCK PARTNERS ACTIVIST VALUE FUND, L.L.C.

SHAMROCK CAPITAL ADVISORS, INC.

SHAMROCK HOLDINGS OF CALIFORNIA, INC.

SHAMROCK HOLDINGS, INC.

STANLEY P. GOLD

DENNIS A. JOHNSON

MARJORIE L. BOWEN

GARY L. PECHOTA

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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On October 1, 2009, Shamrock Activist Value Fund, L.P. issued the following press release:

FOR IMMEDIATE RELEASE

Shamrock Activist Value Fund, L.P.

4444 Lakeside Drive, Burbank, CA 91505

Contacts:	Shamrock Activist Value Fund, L.P.
Clifford A. Miller (cmiller@shamrock.com)
(818) 973-4297
-or-
Sitrick And Company
Michael Sitrick (mike_sitrick@sitrick.com)
Aaron Curtiss (aaron_curtiss@sitrick.com)
(310) 788-2850

Shamrock Activist Value Fund, L.P. Receives Support

of CalPERS in Texas Industries Proxy Contest

BURBANK, Calif. (Oct. 1, 2009) – The Shamrock Activist Value Fund, L.P. today received the support of the nation’s largest public pension fund in its bid to elect three nominees to the Texas Industries, Inc. (NYSE:TXI) Board of Directors and pass three corporate governance shareholder proposals at the company’s annual meeting scheduled for Oct. 22, 2009.

The California Public Employees Retirement System (CalPERS) said it plans to vote its shares for the Shamrock Activist Value Fund, L.P. nominees and shareholder proposals. The text of the CalPERS announcement follows:

SACRAMENTO, CA – The California Public Employees’ Retirement System (CalPERS) today announced support for a dissident slate of three director candidates for the board of Texas Industries (TXI).

Shamrock Activist Value Fund, which has $200 million in committed CalPERS capital, has proposed three candidates. TXI has nominated three incumbent directors at the building materials company’s October 22 annual shareowner meeting.

Shamrock’s “white proxy card” nominees are Marjorie Bowen, an experienced financial professional and former longtime investment banker at Houlihan Lockey Howard & Zukin; Dennis Johnson, CFA, with 28 years of financial and corporate governance experience and a former Senior Portfolio Manager for corporate governance at CalPERS; and Gary Pechota, who has extensive cement industry operational experience.

“The experienced and diverse Shamrock director slate can more effectively oversee CalPERS interests as a long-term shareowner of Texas Industries by better focusing the board’s attention on optimizing the company’s operating performance, profitability and returns to shareowners,” said Anne Simpson, Senior Portfolio Manager, CalPERS Corporate Governance. “We’re also looking for a culture of greater board and executive management accountability to shareowners and improved governance practices that are consistent with CalPERS principles.”

CalPERS believes the three candidates being nominated by Shamrock are highly qualified, independent directors who can bring added value to the skill sets necessary for Texas Industries to be competitive in the evolving global marketplace.

Besides supporting the Shamrock candidate slate, CalPERS also will vote for a management proxy proposal to have shareowners ratify selection of the company auditor and for shareowner proposals to declassify the board, implement a majority vote standard for uncontested director elections and to require a shareowner vote for the company’s shareholder rights agreement.

CalPERS is the nation’s largest public pension fund with approximately $200 billion in market assets. It provides retirement benefits to more than 1.6 million State, school and local public employees, retirees and their families. For more information about the System’s support of the Shamrock proposal, please contact the CalPERS Press Room at www.calpers.ca.gov.

Since announcing its nomination of three candidates to the Texas Industries Board of Directors and its three corporate governance shareholder proposals, Shamrock Activist Value Fund, L.P. has gained the public support of two of the company’s largest shareholders. Southeastern Asset Management, Inc., which holds more than 9% of the outstanding shares of Texas Industries common stock, publicly announced on Sept. 1, 2009 that it will vote for all three Shamrock Activist Value Fund, L.P. nominees and all three of its shareholder proposals. Mr. Nassef Sawiris, who beneficially owns almost 15% of the outstanding shares of Texas Industries common stock, publicly announced on Sept. 17, 2009 that he also will vote for all three Shamrock Activist Value Fund, L.P. nominees and for all three of its shareholder proposals.

“The endorsement of CalPERS sends a strong message that our platform of accountability and good governance is the right one,” said Dennis Johnson, CFA, managing director of Shamrock Capital Advisors, the investment advisor for the Shamrock Activist Value Fund. “We believe we can enhance value for all shareholders – and, clearly, a growing number of shareholders agree.”

Shamrock Activist Value Fund is one of five separate investment funds managed by Shamrock Capital Advisors, Inc., a subsidiary of Shamrock Holdings, Inc., the investment vehicle of the Roy E. Disney family. Together with its parallel investment vehicle, the Shamrock Activist Value Fund, L.P. owns 10.2% of Texas Industries shares.

The Shamrock Activist Value Fund, L.P. has filed its definitive proxy materials for the 2009 Annual Meeting of Texas Industries Shareholders with the Securities and Exchange Commission (the “SEC”). Copies of all proxy materials Shamrock Activist Value Fund, L.P. files with the SEC are available without charge at the SEC’s website at www.sec.gov and its definitive proxy materials also may be obtained without charge at http://www.shamrock-txiproxy.com. Information regarding the participants in the Shamrock Activist Value Fund, L.P.’s solicitation of proxies for the annual meeting is contained in Shamrock Activist Value Fund, L.P.’s definitive proxy statement, which also contains information regarding why Shamrock Activist Value Fund, L.P. believes Texas Industries shareholders should vote the WHITE proxy card “FOR” its three director nominees and “FOR” its three shareholder proposals. Shareholders who need assistance voting their shares may contact MacKenzie Partners, Inc., Shamrock Activist Value Fund, L.P.’s proxy solicitor by calling (800) 322-2885 or e-mailing to savf-txi@mackenziepartners.com.

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